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                                                                     EXHIBIT 9.1

                               VOTING AGREEMENT

                                by and between

                     WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                      and

                              ERNESTO BERTARELLI

                              and acknowledged by

                              ZYMOGENETICS, INC.


                               OCTOBER 20, 2000
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                               VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made as of October 20, 2000, by and between Warburg, Pincus Equity Partners, L.P. ("WPEP") and Ernesto Bertarelli ("Bertarelli"), and acknowledged by ZymoGenetics, Inc., a Washington corporation (the "Company").

                                   RECITALS

     A. WPEP and Bertarelli are acquiring shares of Series B Convertible Preferred Stock of the Company (the "Series B Stock") pursuant to the terms of a Series B Preferred Stock Purchase Agreement dated October 20, 2000, among the Company, WPEP, Bertarelli and certain other parties (the "Purchase Agreement").

     B. To induce WPEP to enter into the Purchase Agreement, Bertarelli has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein;

     THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Voting of Shares

     1.1. Pursuant to the provisions of RCW 23B.07.310 of the Washington Business Corporation Act, Bertarelli hereby grants WPEP the right at any Restricted Time (as defined below) to vote, through WPEP's designated agent appointed at the sole discretion of WPEP, all shares of voting preferred stock and common stock of the Company ("Voting Stock") owned by Bertarelli at all meetings of the shareholders of the Company, to cause such shares to be counted as present at any such meetings for purposes of establishing a quorum and to exercise all consensual or other voting rights with respect to the Voting Stock, in each case in such manner as WPEP, in its sole discretion, shall determine. Bertarelli hereby acknowledges that the foregoing grant of rights is coupled with an interest and is thus irrevocable. "Restricted Time" shall mean any time following the date hereof when (i) Bertarelli and all of his Affiliates (ii) Serono S.A. and all of its Affiliates and (iii) Novo Nordisk Pharmaceuticals, Inc. ("NNPI") and all of its Affiliates, subsidiaries and every other person who constitutes a "group" with NNPI for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") collectively own beneficially and/or of record more than 50% of the then outstanding shares of voting capital stock of the Company. The determination of whether any given time is a Restricted Time shall be made based upon the books and records of the Company.

     As used in this Agreement, "Affiliate" and "Affiliated" refer to any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. For purposes of this definition, "person" means any individual, firm, corporation,

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constituent members of a partnership, constituent members of a limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and includes any successor (by merger or otherwise) of such entity.

     1.2 In furtherance of the foregoing agreement, Bertarelli shall, simultaneously with the acquisition of the Series B Shares pursuant to the Purchase Agreement, execute an irrevocable proxy, substantially in the form attached hereto, pursuant to the provisions of RCW 23B.07.220 of the Washington Business Corporation Act, in favor of WPEP or its designee, permitting WPEP or its designee to vote all Voting Stock owned by Bertarelli, and Bertarelli shall deliver such proxy to WPEP.

     1.3 A counterpart hereof shall be deposited with the Company at its principal office and shall be subject to the same rights of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company. Bertarelli covenants and agrees, and the Company acknowledges, that each certificate representing shares owned by it shall contain a statement that the shares represented by the certificate are subject to the provisions of a voting agreement, a counterpart of which has been deposited with the Company at its principal office.

2.   Miscellaneous

     2.1  Specific Enforcement

     Bertarelli expressly agrees that WPEP will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by Bertarelli, WPEP shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with, and so as to effectuate, the provisions of this Agreement. In the event that a bond is required to be posted in connection with the specific enforcement of this Agreement, the parties agree that a reasonable amount of such bond is $1,000.

     2.2  Notices

     Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effective: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a nationally-recognized overnight courier, prepaid for overnight delivery and addressed as set forth in
(d); or (d) five (5) days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

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     2.3  Termination, Amendments and Waivers

     This Agreement may be terminated, and any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of WPEP.

     2.4  Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

     2.5  Successors and Assigns; Transfers

     The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective heirs, personal representatives, successors and assigns of the parties.

     2.6  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.7  Entire Agreement; Counterparts

     This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

     2.8  Authorization

     Each party represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                           [Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        Warburg, Pincus Equity Partners, L.P.

                                        By  Warburg, Pincus & Co.,
                                             its General Partner

                                            By:  /s/ CHARLES R. KAYE
                                                ------------------------------
                                                Charles R. Kaye, Partner


                                        /s/ Ernesto Bertarelli
                                        ---------------------------------------
                                        Ernesto Bertarelli

Acknowledged By:

ZymoGenetics, Inc.


By:  /s/ BRUCE L.A. CARTER
    ---------------------------------------
Bruce L. A. Carter
President and CEO

Address: ZymoGenetics
        -----------------------------------
 1201 Eastlake Ave East Seattle WA 98102 USA
---------------------------------------------

Fax: 206 442 6793
    ---------------------------------------
Telephone: 206 442 6612
          ---------------------------------

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        Warburg, Pincus Equity Partners, L.P.

                                        By  Warburg, Pincus & Co.,
                                             its General Partner

                                            By: /s/ Jonathan Leff
                                                ------------------------------
                                                Jonathan Leff



                                        Silver Tide Holdings S.A.

                                        By: /s/ Ernesto Bertarelli
                                           ------------------------------------
                                            Ernesto Bertarelli
                                            Title:

Acknowledged By:

ZymoGenetics, Inc.



By: /s/ SHINKO U. CAMPOS
   ---------------------------------------------
Shinko U. Campos
Assistant Secretary and Treasurer
Senior Vice President and Chief Business Operations Officer

Address:       1201 Eastlake Avenue East
               Seattle, WA 98102

Fax:           (206) 442-6810
Telephone:     (206) 442-6620

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                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY
                           TO VOTE STOCK OF COMPANY

     The undersigned shareholder of ZymoGenetics, Inc., a Washington corporation ("Company"), hereby irrevocably (to the fullest extent permitted by the Washington Business Corporation Act) appoints Jonathan Leff , or any other designee of Warburg, Pincus Equity Partners, L.P. ("WPEP"), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof, or in substitution or exchange thereof, on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

     This Irrevocable Proxy is irrevocable (to the fullest extent provided in and allowed by the Washington Business Corporation Act), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and between WPEP and the undersigned, and is granted in consideration of WPEP entering into that certain Series B Preferred Stock Purchase Agreement dated October 20, 2000, among the Company, WPEP, the undersigned and certain other parties.

     The attorney and proxy named or designated above is hereby authorized and empowered by the undersigned, at any Restricted Time, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Washington Business Corporation Act) on all matters at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting. "Restricted Time" shall mean any time following the date hereof when (i) undersigned and all of its Affiliates, (ii) Serono S.A. and all of its Affiliates and (iii) Novo Nordisk Pharmaceuticals, Inc. ("NNPI") and all of its Affiliates, subsidiaries and every other person who constitutes a "group" with NNPI for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") collectively own beneficially and/or of record more than 50% of the then outstanding shares of voting capital stock of the Company. The determination of whether any given time is a Restricted Time shall be made based upon the books and records of the Company.

     As used in this Agreement, "Affiliate" and "Affiliated" refer to any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. For purposes of this definition, "person" means any individual, firm, corporation,

Act. For purposes of this definition, "person" means any individual, firm, corporation, constituent members of a partnership, constituent members of a limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and includes any successor (by merger or otherwise) of such entity.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  October 20, 2000
                --

                                     Silver Tide Holding S.A.

                                     By: /s/ ERNESTO BERTARELLI
                                        -------------------------------
                                        Ernesto Bertarelli
                                        Title:
                                     (Signature of Company Shareholder)

                                     Shares beneficially owned:


                                      398,502   shares of Company Common Stock
                                     ----------